UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2016

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 12, 2016, at a special meeting of the stockholders of Cumulus Media Inc. (the “Company”), the stockholders approved and adopted an amendment (the “Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) authorizing the Company to effect a reverse stock split and authorized a decrease in the Company’s shares of authorized common stock as described in more detail below (the “Reverse Stock Split”). The Company has filed the Amendment with the Secretary of State of the State of Delaware, and the Reverse Stock Split will be effective as of 5:00 p.m. on October 12, 2016.
Item 8.01 - Other Events
The Reverse Stock Split will be effected at a ratio of one (1) share of each class of the Company’s common stock for each eight (8) shares outstanding of the same class of common stock. All fractional shares to be created by the Reverse Stock Split will be rounded up to the next nearest whole share. The Reverse Stock Split will also result in a corresponding reduction in the number of authorized shares of Company's common stock.
The Company’s Class A common stock is expected to begin trading on The NASDAQ Capital Market on a split-adjusted basis on October 13, 2016. There will be no change in the Company’s ticker symbol, “CMLS,” as a result of the Reverse Stock Split. The new CUSIP number that will be applicable to the Class A common stock after the Reverse Stock Split is 231082603.
On October 12, 2016, the Company issued a press release announcing the Reverse Stock Split, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits.

(a)	Exhibits.

Number	Exhibit

99.1	Press release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
Name: Richard Denning
Title: Senior Vice President, General Counsel and Secretary
Date: October 12, 2016

Exhibit Index

Number	Exhibit

99.1	Press Release